EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors

Nanogen, Inc.:

We consent to the use of our report, dated February 23, 2004, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets”, effective January 2002.

/s/ KPMG LLP

Seattle, Washington

June 15, 2005